Exhibit 23(b)


                          Independent Auditors' Report


The Board of Directors and Shareholders
Thomas Industries Inc.:

We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows of Thomas Industries, Inc. and subsidiaries for the year ended December 31, 1995. In connection with our audit of the aforementioned consolidated financial statements, we also have audited the financial statement schedule for the year ended December 31, 1995 as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Thomas Industries, Inc. and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                     /s/  KPMG PEAT MARWICK LLP




Louisville, Kentucky
February 7, 1996